SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): February 9, 2006

VERTIS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commssion File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET		21201
BALTIMORE, MARYLAND		(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 9, 2006, Vertis, Inc. (“Vertis” or the “Company”) announced the appointment of Dean Durbin as president and chief executive officer of Vertis.  Mr. Durbin, 53, served as Vertis’ chief financial officer from 2000 until 2005.  He assumed the additional title of president in November 2004, while retaining his position as CFO.  Mr. Durbin was promoted to president and chief operating officer of Vertis in February 2005.  In his new position as CEO, Mr. Durbin will oversee the strategic direction of the Company.

Mr. Durbin’s employment agreement dated August 31, 2003 was amended on November 12, 2004.  This agreement has not been modified as a result of his promotion to CEO.  His employment agreement and the amendment of this agreement were filed as exhibits 10.27 and 10.54, respectively, to Vertis’ 2004 Annual Report on Form 10-K, and the material terms of that agreement were described in that Annual Report.

Former CEO Don Roland will remain on the Vertis board of directors as non-executive chairman. Mr. Roland will continue to advise and assist Mr. Durbin and the Vertis management team on assignments supporting the innovation and growth of the Company.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1     Press Release, dated February 9, 2006, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	JOHN V. HOWARD, JR.
Name: John V. Howard, Jr.
Title: Chief Legal Officer and Secretary

Date:  February 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 9, 2006 issued by Vertis, Inc.